Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER AS REQUIRED BY SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002.

In connection with the transition report of Diversified Product Inspections, Inc. (the “Company”) on Form 10-K for the period ending April 30, 2009, as filed with the Securities and Exchange Commission on the date hereof, I, Jan Telander, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The transition report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

2.	The information contained in the transition report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2009

/s/ Jan Telander
Jan Telander
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)